UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): MAY 29, 2015

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 W. 29th Street, 11th Floor, New York ,NY 10001

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Company's Form 8-K, dated May 29, 2015, filed with the Securities and Exchange Commission on June 4, 2015 (the "Form 8-K"), is to add to the Form 8-K:

(a) Consolidated Financial Statements of VNUE, Inc. for the periods ended March 31, 2015 and December 31, 2014;

(b) Pro Forma Financial Information resulting from the merger of VNUE, Inc. and the Registrant;

No other changes have been made to this Form 8-K. This Amendment No. 1 to the Form 8-K continues to speak as of the original filing date of the Form 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Form 8-K.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the section entitled “Description of Business,” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Although the traditional “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” are not included, because the Company was not a shell prior to the Merger with VNUE described herein, and because VNUE’s audited financials are still in the process of being completed, in some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements.

Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

•	our ability to keep up with rapidly changing technologies and evolving industry standards;

•	our ability to source our needs for skilled labor economically;

•	the loss of key members of our senior management; and

•	uncertainties with respect to the legal and regulatory environment surrounding our business.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Tierra Grand Resources”, “TGRI”, “we”, “us” and “our” refer to Tierra Grande Resources, Inc., a Nevada corporation. “VNUE” refers to VNUE, Inc., a Washington corporation, which has become our wholly owned subsidiary upon the closing of the transactions discussed below.

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets

Agreement and Plan of Merger

As reported in the Form 8-K dated April 14, 2015, Tierra Grande Resources Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), on April 13, 2015 with VNUE, Inc., a company incorporated pursuant to the laws of the State of Washington (“VNUE”), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).

On April 30, 2015, the Company filed an 8-K announcing the extension of the deadline to close on the Merger Agreement until May 30, 2015.

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc.) (the “TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with Vnue Washington and all of the stockholders of Vnue Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.  The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination.

Acquisition-Related Costs

Pursuant to FASB ASC Paragraph 805-10-25-23 acquisition-related costs are costs the acquirer incurs to effect a business combination. Those costs include finder’s fees; advisory, legal, accounting, valuation, and other professional or consulting fees; general administrative costs, including the costs of maintaining an internal acquisitions department; and costs of registering and issuing debt and equity securities. The acquirer shall account for acquisition related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities shall be recognized in accordance with other applicable GAAP.

A copy of the Merger Agreement was attached as Exhibit 10.1 to the Company’s 8-K filed on April 14, 2015. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Clarification of Form 8-K dated August 26, 2015 and filed on August 27, 2015

In our Form 8-K, dated August 26, 2015 and filed on August 27, 2015 we stated that Louis Mann received shares from VNUE when VNUE was still private as consideration for the planned acquisition of Broadcasting Institute of Maryland, Inc.  ("BIM"). To further clarify, the shares Louis Mann received were founder's shares in VNUE, which he received along with the other founders of the company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

The Company was incorporated in the State of Nevada on April 4, 2006. Prior to the Merger, we were engaged in the acquisition and exploration of mineral properties since our inception. We have not generated any revenues and have incurred losses since inception.

Effective April 10, 2013, the Company changed its name from Buckingham Exploration Inc. to Tierra Grande Resources Inc. On August 9, 2010, the Company incorporated 0887717 B.C. Ltd., a wholly-owned subsidiary in British Columbia, Canada. On February 28, 2013, the Company acquired a 100% interest in Tierra Grande Resources, S.A.C. (“Tierra”), a company incorporated in Peru, in consideration for $10.

Prior to the Merger, our strategy had been to identify, acquire and advance assets that present near term cash-flow with the emphasis on creating early cash flow to enable the Company to consider other projects.

In July 2013, we entered into a Letter of Intent to acquire the Buldibuyo Gold Project in Peru, South America. We subsequently entered into an updated Letter of Intent to acquire the project in May 2014. It was our intention to acquire 100% of the gold project, which had produced high grade ore in the past, and had engaged in some due diligence to qualify expectations and timelines. However, despite the execution of the Letter of Intent and numerous attempts to accommodate the vendors, the vendors failed to deliver essential information to us required to conduct a thorough technical and legal due diligence on the project and associated holding companies and, accordingly, we terminated negotiations to acquire the project in July 2014.

The Company continued to review what we believed to be opportunities with potential in Peru through our strategic alliance with ExploAndes S.A.C. (“ExploAndes”). ExploAndes is a leading firm of geology consultants and project logistics managers located in Peru assisting in the identification, assessment and advancement of projects in South America. ExploAndes has a proven track record of delivering professional services to the South American mining industry from mineral project review and assessment to project management.

The Company also continued to review what we believed to be opportunities with potential in Australia through our strategic alliance with Mining Plus Pty Ltd (“Mining Plus”), a leading firm of mining and geoscience consultants with offices in Australia, Canada and Peru, that assist in the identification, assessment and advancement of projects.

Given the Company’s current financial condition and its recent focus in Peru and Australia, our interests in the Dome, Byng and Tramp claims in Canada were not renewed. See our Annual Report on Form 10-K for the year ended May 31, 2014 for more information regarding our prior business.

Our current plan of operations now that the Merger has been completed is to pursue the business of VNUE going forward.

Overview of our Current Business

As a result of the closing of the share exchange agreement with VNUE, VNUE has become our wholly owned subsidiary and we now carry on business as a live entertainment music service company which brings bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience of a venue to your home and hand.

By streamlining the processes of curation, clearing, capturing, distribution & monetization, VNUE manages and simplifies the complexities of the music ecosystem. VNUE captures content through its Front of House mobile application and provides world-wide distribution and monetization through a suite of mobile, web administration applications, allowing an artist to seamlessly deliver and sell their live performances directly to the fans who attend their shows. While VNUE is primarily being used in live music venues, we are also branching into many other entertainment experiences such as comedy, plays, musicals, university lectures, professional demonstrations and panel discussions, as well as action sports and much more.

The live music and entertainment space is constantly searching for new monetization outlets; VNUE has a solution that melds content and technology in almost any venue in the world. This befits not only artist, labels, publishers and live venues but the fan.

VNUE Admission and the Placing into the public market are expected to provide the Company with working capital to fund its continued operations in building out the VNUE Audience network and Connected Venue Platform by adding venues, bands, artists, content owners and publishers and to fund continued R&D investment. Admission will also provide the Group with access to capital to support its strategic objectives, if suitable opportunities or ‘‘bolt-on’’ acquisitions arise. The Directors believe that Admission and the Placing will enhance the Company’s credibility and profile within its market place and will assist the growth in its Business. Acquisitions will be pursued where the Directors consider that there is clear value through the addition of expertise, customers, monetization potential or geographic footprint.

The History of VNUE

VNUE was founded in August of 2013 by Matthew Carona and Louis Mann with the vision of creating a collective network of connected venues that empower and assist bands, artist, and entertainers to monetize their performance (audio & video) in the venue using mobile technologies. VNUE has developed its business and technology in tandem to enter into deals with venues, artists and labels across the United States using this initial launch strategy. The collective venue network effect, whereby each deal makes the offer more compelling to other potential customers, has been a key driver of VNUE’s growth to date. The initial focus of the business in early 2014 as a YouTube certified company, to create a Multi-Channel Network (MCN) specifically focused on live streaming and monetization of content through the google display network. VNUE’s first customer being the HipHopGods, a collective organization that manages hip-hop, rap, and emerging artist. Their initiative was to monetize all content across the digital and social landscape and create live streams through all HHG YouTube channels. Through VNUE’s current platform, network and services, HHG is working on unlocking new revenue streams. Through the VNUE’s artist dashboard, HHG, artist, publishers with an interest in simplifying the processes of curation, clearing, capturing, distribution & monetization in venue and across the digital landscape.

On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for a consideration of (i) payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

Since the assets acquisition, VNUE has grown its platform, expanded into enabled venues and enhanced its platform offering to approve the monetization model and further evangelize the creation of the collective network of connected venues that empower artist to create content and monetize it.

Markets and Opportunity

There are over 400,000+ Indie bands performing in the US domestic market alone, and while a handful of them will get produced under a label even less will be big enough to attempt to utilize today’s current methods to capture and deliver live performance audio from a given show. Currently artist, bands and performers are missing a simple capture and immediately sell tool kit to deliver high quality audio and video to their fans for each of their live shows.

VNUE’s goal first and foremost is to empower artists - not only in serving their fans, but generating a monetary footprint which can foster the continued creation of their art which moves millions all over the world.

VNUE strategically aligns an economically viable in-house digital solution across during a golden era of live music. By creating a platform and connected network that is extremely complex and resource-intensive. Through a suite of applications and dashboard centered at the heart of the software platform, a connected network of partners, labels, publishers, right management, artist, bands and venues and a range of advanced 3rd party distributors, VNUE allows distribution of content to all types of digital and social focused sites as well as within its own sandbox, with a range of revenue models and centralized reporting that the artists, labels and publishers get to keep. By using the VNUE platform, artists to create, market and distribute their shows while creating new revenue streams. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their live performances on their mobile devices, computer, gaming consoles, OTT services and connected TVs.

Serving multiple customers on one platform enables VNUE to cost-effectively invest significant amounts in innovation (R&D) to drive continuous product iterations that succeed the prior use case. Customers, while honing in on the vision and passing the revenue back to the artist, while maintaining high production values and serving the industry at a lower cost than could be achieved by out of the box solutions.

Monetization and Business Model

In today’s social media world, fans want to be able to immediately share with their friends the fact they were at the show and how great this unique individual show was that they just attended. Fans do not want to wait for a post-tour, live show CD to be produced from some other show on the tour months or years after the fact, they want it now. VNUE is the solution.

Artist, Industry executives, Labels, Music publishers and Venues will access VNUE’s solution as a service, through which they are able to benefit from a range of different revenue models to optimize the value of their live and on-demand content across a majority of digital ecosystems. The Company’s primary revenue model is to take a share of the revenue from sales of concerts, performances both audio and video or audio separately. In addition the revenue stream can also include an advertising or sponsorship component that was integrated into tours. This revenue share aligns business outcomes for all parties and means that costs are primarily baked into the software and delivery agent. Typical revenue shares are expected to range from 15-60 percent and vary based on the level of service allocated to each Artist, Label, Music publisher, venue and the scale of the business opportunity. Secondary revenue streams include fees for storage, usage, licensing and software upgrades (design or social ad distribution). VNUE’s revenue share is reported as net revenue (i.e. gross transaction revenues minus any revenue share due to third parties).

As a software-focused business, VNUE can take advantage of a single technology platform to continuously acquire users at low marginal cost leveraging artist promotion, in venue marketing and mobile notifications. Further automation and self-service tools are intended to allow VNUE to provide more advanced services to the industry and artist without adding significantly to the cost base or headcount.

VNUE delivers a technology suite to accompany the publishers that allows them to source, pull a wide swath of reports down to granular in venue streams and conversions. VNUE looks to commercialize the in venue sales components that is currently missing and expand these efforts globally and embed live and on-demand content from the VNUE Audience network efficiently and cost-effectively. These features, such as its real time audio sweating tools, are designed to significantly reduce the manual effort required to display music content and, therefore, increase the efficiency of content distribution and the revenue yield per performance sold.

Products and Services

The company’s cloud-based software platform, contains four major pieces of Intellectual Property, based on a full stack Amazon Web Services deployment on which we support our mobile app, our Cross Platform Desktop Player, our VNUE Front of House (FOH) (for capturing soundboard audio), and the Artist Admin Portal for digital rights clearing and management of all artists, shows, and content. This technology is based on current languages and technologies and has been designed to be easily deployed and maintained.

VNUE’s Audio Manager is called Front of House. Sound Engineers at a music venue can use the Front of House application to capture performances for a band on any given night and immediately distribute digitally to patrons. The VNUE Front of House (FOH) is a mobile audio capture/upload tool that allows the user to capture a stereo feed from a live performance, split it into individual tracks, and upload m4a files of each track directly to the VNUE server for distribution through the VNUE Platform (Web, Mac, Mobile applications). In addition, VNUE software associates the newly created live recording with its master track ID, automating publishing while the fans are still in the venue. Additionally, the system has an automated backend process anchored into a separate dashboard to handle the clearing and publishing aspects associated with the audio/video distribution and sale.

The Artist and Industry Admin, an enterprise level content management system with administration features allows VNUE to oversee all content and copyright clearances for Artists, Venues, Labels and Publishers. Each Artist, Label and Publisher will receive a custom dashboard for their respective industry need.

VNUE’s Suite of consumer focused products. Fans can relive a life-changing show from the night before, or catch up on their favorite band’s recent show on tour across the world. Shortly after a show’s conclusion, it is available for purchase on VNUE’s web, mac and mobile applications. In addition, 24 hours post show the audio and or video will also be syndicated for sale across our distribution network for all fans to enjoy.

What Fans Can Expect: Moments after the show is done, the Front of House compiles the file for sale at the venue. All of a sudden your phone buzzes with a notification from VNUE, telling you the venue you’re still standing in, is now and exclusively offering the audio or video for a price determined before the show.

VNUE partners with artists to record and quickly deliver live shows to fans in studio-quality audio and video. Content is purchased and downloaded in the app moments after the show so fans can stay connected to the band even when they aren't looking up.

VNUE Artist Admin

An artist signs up on www.vnue.com, uploads their tracks for the next show and then uses the FOH application for Audience Point of Sale for their Audio or Video recorded show. That is the definition of a VNUE Enabled Artist. Our simple audio options let artists easily connect with their fans without losing quality. Using our Front of House software and a stereo audio interface (ex. Apogee Duet), artist can capture their live shows at any venue. The shows are then cleared, managed, and distributed through the VNUE Audience Platform and Artist Admin.

The VNUE Admin

VNUE Admin is a collective network of connected Venues. Enabled with VNUE Front of House Technology, Customized Audience Admin Account and a content publishing hub made up of HD cameras and location based software to collect various points of consumer related data prior, during and post the performance. VNUE believes this is the definitive technology and product for live events, venues and music festivals.

Enabled Venues

The sound engineer or designated management at the venue will have access to a customized web administration system to align their bookings, artists, and revenue from in venue sales. We call these Venues, Enabled. VNUE partners directly with venues to give them the tools they need to record live shows. We invest upfront in audio and video capture equipment or sync with current video services at venues. An on-site promotional partnership with the venue encourages app downloads at the show for new members and repeat customers. The result is a cost effective customer acquisition model for Artists as well as VNUE.

The VNUE Proposition

VNUE provides an enterprise level solution to its partners through a software enabled service. The VNUE approach is focused on High Quality Content production, digital acquiring rights prior to the performance. VNUE seeks to distribute back to publishers and work with licensing to increase revenue and build a long tail value proposition for every performance captured. VNUE provides customers with audience network and support for distribution of content to all types of destination sites including content owner sites, platforms and the business network of music publishers, streaming music services and OTT devices.

Management believes this drives the following benefits to customers:

* VNUE Super Admin – Proprietary Rights management software that enables granular control of content distribution, including by geography, personality types and publishers.

* Long Term Investment – VNUE primarily takes a share of customers’ revenue, with VNUE taking the majority of its fees when the revenue is delivered.

* iOS Focused– VNUE’s software enables customers to take advantage of enhance for iOS features, that greatly increase the probability of purchase.

* Flexible Revenue Models – Labels, Venues, Artists work with us to adapt their deal based on different revenue models including licensed, ad-funded, and direct to consumer or sponsorship.

* Keep the Data – Performance data is collated from the FOH, Mobile Sandbox, Super Admin and Artist Admin into one dashboard. Financial data can be downloaded anytime for any reason. Full transparency of VNUE data is extremely important.

* VNUE Audience reach – VNUE’s distribution to a pre-connected network of publishers enables access to potentially larger audiences.

Competition

Streaming services exists, but these services are not packaging up the audio for a fan that is currently at the show to purchase and consume immediately after the show. More importantly, they are not performing this on a cost effective automated basis necessary to provide high quality audio recordings that is cost effective enough to be utilized by bands to cover all their individual shows. Our main competition is a small group, which includes set.FM, LoveLive, SoundHalo, and nugs.net . There are some services and processes that do post show production audio through a very manual and delayed process that is not available to the fans for days if not weeks after the shows at best, and this process is so costly that bands have to pick and choose certain shows to cover. Others have attempted to capture live audio at shows and burn the show to a CD for distribution at the show, but again, this is a very costly and manual process that does not produce enough CDs fast enough at a given show to meet the demand. This CD process does not scale effectively, and cannot effectively cover every show in a tour or cost effectively cover thousands of bands at once as every show requires a significant amount of equipment and manpower deployed at every show. Additionally the idea of delivery media on a CD is antiquated and the ability to delivery media on mobile devices is key to capturing today’s market share. In addition to these antiquated capture and delivery methods there is a complex back end process of clearing publishing and royalty rights that compounds this process and makes it difficult for the average band to navigate in order to produce and deliver live show audio to their fans. VNUE’s acquisition of Lively provides the technology for a comprehensive solution that addresses these concerns in one automated solution.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry. As we are a relatively small company, we face the same problems as other small companies in any industry, such as lack of available funds as lack of established distribution channel or established customer base. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Key Business Strengths

Management believes that the key factors that will contribute to VNUE’s success are:

The Connected Venue Network Pre-connected Network – VNUE has a large and growing pre-connected network of partners – over 750 content owners and over 6,500 publishers. Content owners can quickly access this network of publishers who may want their content and publishers can access a wide range of premium content across the Business’ industry verticals.

VNUE Audience Innovation – VNUE has a team of approximately 10 people involved in R&D, tasked with continually upgrading and enhancing the software product to better serve customers’ evolving needs. Upgrades are easy to deploy due to the platform’s modular design – it has been constructed as a service orientated cloud-based architecture for maximum scalability.

Advanced Services – VNUE’s specialist teams offer a range of advanced services including audience development, metadata and search engine optimization, premium advertising and sponsorship sales, live streaming event support and premium support for enterprise customers. VNUE Studios leverages a creative network of content producers, talent, publishers and brands to identify opportunities for the creation of the best live programming.

Business Model Aligned to the Customer Interests– VNUE’s primary revenue model is to take a share of those revenues due to the customer for use of its software and services as well as approved license to package performances within our products. Aligning VNUE success with the success of its customers greatly helps the artist VNUE’s strategy is not focused on production in-house, or acquiring rights (therefore it does not actively seek to compete with content owners), nor does it own B2C sites (therefore it does not actively seek to compete with publishers).

Track Record of Delivering for Key Reference Customers– Due to the proposition described above, capabilities and customer benefits, VNUE has signed up a range of established customers. The Directors believe that a track record of recruiting and delivering for established customers will support further business development activities.

Employees

As of June 4, 2015, we have 8 full-time or part-time employees. We also currently engage independent contractors in the areas of accounting, legal and auditing services, corporate finance, as well as marketing and business development. The remuneration paid to our officers and directors will be more completely described elsewhere our audited financial statements.

We expect to double the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Description of Property

Our corporate office is located at 3209 Utah Ave S, Seattle, Washington, 98134. Our telephone number is 857-777-6190 . The office space is shared with other companies and entrepreneurs and we pay $300 per month for the use of the space.

Item 3.02. Unregistered Sales of Equity Securities

Item 5.01. Changes in Control of Registrant

On May 29, 2015, under the terms of Section 2.2 of the Merger Agreement, upon the Closing of the Merger, in exchange for all of the outstanding shares in VNUE, Inc., the Company was obligated to issue a total of 477,815,488 new shares of TGRI restricted common stock to the VNUE shareholders, and an additional 29,814,384 new shares of restricted common stock to Matheau J. W. Stout, Esq. for legal services performed in connection with and up to the Closing of the Merger, which together represented a total of approximately 79.0% of the Company’s total issued and outstanding common stock, thus resulting in a change of control. Our transfer agent, VStock Transfer, LLC, is in the process of issuing certificates representing such new shares presently.

As a result of these transactions, we have 634,499,584 issued and outstanding common shares following the Closing of the Merger with VNUE.

Following the Merger, the following persons own greater than Five (5%) Percent of the Company’s issued and outstanding shares of common stock as a result of the Merger:

Matthew Carona*	CEO, Director	245,576,531	38.7%
Louis Mann*	President, Director	51,885,591	8.2%
Collin Howard*	CFO, Director	45,559,177	7.2%

*Officers and Directors as a Group:		343,021,229	54.1%

Christopher Mann		81,858,860	12.9%

Item 5.02. Departure of Directors or Certain Directors; Election of Directors; Appointment of Certain Officers.

Upon the Closing of the Merger, on May 29, 2015, Simon Eley, Andrew Gasmier, Brad Evans, Miguel Cardozo and Eduardo Ferrero resigned from their respective officer and/or director positions held in the Company and Merger Sub and Matthew Carona, CEO of VNUE, Inc., was appointed as sole officer and director of the Company per the terms of the Merger Agreement.

On June 1, 2015, the Company’s Board of Directors ratified the resignation of all departing officers and directors and appointed the following persons to their respective officer and director roles in the Company: Matthew Carona, Chief Executive Officer and Director; Louis Mann, President, Secretary and Director; and Collin Howard, Chief Financial Officer, Treasurer and Director.

Matthew Carona, 31, CEO, Director

Prior to his appointment as Chief Executive Officer and Director of the Company, Matthew P. Carona was the co-founder and Chief Executive Officer of VNUE Inc. Matthew brings more than 8 years of experience in the ever-evolving landscape of digital music, media and global distribution. Prior to Co-founding VNUE, Matthew served as Chief Strategy Officer at Qello, the world's leading on-demand streaming service for full-length HD concert films and music, where he began in 2010. In 2008, Matthew’s immersion in digital media and product development came when he joined Billboard Magazine, the world’s most influential music media brand reaching key executives and tastemakers in and around the music business through its Magazine, Websites, Trade events and televised award shows, as their Event Sales Manager, Business Development of Mobile Products and Licensing. Prior to that, Matthew worked at Show Media , an interactive digital network, content production and outdoor advertising media company. Prior to Show Media he began his career at University Sports Publications in 2005 and then went on to start his first company, World Trade Publications in 2006.

Matthew has forged partnerships with wide variety of technology, music and digital media companies, including Apple, Amazon, AT&T, Motorola, Samsung, Sony, Google and more. Matthew received his B.A in Business Management from Western New England University in 2005.

Louis Mann, 64, President and Director

Lou has spent over 35 years excelling in the music and business development industries. Prior to joining VNUE as President and Director, Lou served as President of the Media Properties division of House of Blues International since June 1999. Lou has served as an Advisor of Entertainment Media Works, Inc. He was responsible for helping to develop new artists such as Whitney Houston, Alan Parsons Project, and Barry Manilow. He previously served as Senior Vice President of Capital Records, Inc., Hollywood, California from October 1988 to December 2002. As Senior Vice President of Marketing for MCA Records, a division of Universal Studios, Inc., he directed the marketing and strategic initiatives for the entire MCA music division. Mr. Mann served as the President of Third Day Partnership where he managed, markets and guided musicians, while contributing his business expertise to several start-ups. He spent several years as Senior Vice President of Sales for Arista Records, where he managed a $25 million budget and generated millions of dollars in sales. Lou received a Bachelor of Arts degree in Communications from the University of Maryland in 1973 and a Master’s in Business Administration degree from UCLA in 1992.

Collin Howard, 46, CFO and Director

As an operations-savvy executive with more than 15 years in banking, Collin’s experience has resulted in the successful development of financial planning and analysis, business intelligence, integrated business partnerships and decision support from the ground up. Collin Howard joined VNUE, Inc. in 2014 as the Chief Financial Officer. Collin is focused on driving investment strategy and next generation partnerships on a multitude of financial matters including raising capital, acquisition, accounting, financial modeling and analysis. Prior to joining VNUE, Collin served as a Vice President at the Toronto-Dominion Bank. Prior to his position with TD, Collin served as a Branch Manager at SunTrust Bank in 2006. He also served as a Business Development Officer for M&T Bank beginning in 2005. Before entering banking, Collin’s fascination with information technology and wireless services began when he joined TESSCO Technologies in 2000 as Credit Manager. Collin earned a Bachelor’s of Science Degree in Business Management from University of Phoenix in 2006.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Merger we changed our year –end from May 31 to December 31, which is the year end of VNUE.

On May 29, 2015, the Company filed Articles of Merger reflecting the Closing of the Merger, which became effective upon filing with, and acceptance for record by, the Nevada Secretary of State.

A copy of the Articles of Amendment reflecting the Close of the Merger with VNUE is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 to Amendment No. 1 to the Form 8-K and incorporated herein by reference are Financial Statements of VNUE, Inc. (Vnue Washington) for the year ended December 31, 2014.

Filed herewith as Exhibit 99.2 to Amendment No. 1 to the Form 8-K and incorporated herein by reference are unaudited financial statements for Vnue Inc. (Vnue Washington) for the three months ended March 31, 2015.

(b)	Pro Forma Financial Information

Filed herewith as Exhibit 99.3 to the Amendment No. 1 to the Form 8-K and incorporated herein by reference are unaudited pro forma combined financial information of the Company, and its wholly owned subsidiary, Vnue Washington as of March 31, 2015 and for the three months then ended.

(c)	Not Applicable

(d)	Exhibits:

No.	Date	Document

99.1		Financial Statements of VNUE, Inc. for the year ended December 31, 2014

99.2		Unaudited Financial Statements of VNUE, Inc. for the three months ended March 31, 2015 and 2014

99.3		Unaudited Pro Forma Combined Financial Information as of March 31, 2015 and for the three months then ended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2015	VNUE, INC.

	By:	/s/ Matthew Carona
Matthew Carona
CEO